As filed with the Securities and Exchange Commission on January 21, 2005
      ------------------------------------------------------------------------
                                                 Registration No. ____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)
               Delaware                                       43-1878297
 (State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
               (Address of Principal Executive Offices) (Zip Code)

                 MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN
              (INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR
                       EQUITY INCENTIVE COMPENSATION PLAN)
                            (Full title of the plan)

                             Charles W. Burson, Esq.
             Executive Vice President, Secretary and General Counsel
                                Monsanto Company
                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
                     (Name and address of agent for service)
                                 (314) 694-1000
         (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                              Proposed   Proposed
                                 Amount to    maximum    maximum
                                     be       offering   aggregate    Amount of
Title of each class              Registered   price per  offering   registration
of securities to be registered                share (1)  price (1)      fee

Monsanto Company 2005
Long-Term Incentive Plan,
Common Stock $.01 par value (2)  12,000,000    $56.46    $677,520,000 $79,744.10

Monsanto Company Non-Employee       (3)          (3)         (3)         (3)
Director Equity
Incentive Compensation Plan,
Common Stock, $.01 par value
(2)(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h). The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on January 18, 2005, as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions.
(2) This Registration Statement also covers such additional indeterminate shares of Common Stock as may be issuable pursuant to antidilution provisions of the Monsanto Company 2005 Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Monsanto Company 2005 Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(3) Shares issuable under the Non-Employee Director Equity Incentive Compensation Plan after August 31, 2005 will be automatically granted under the Monsanto Company 2005 Long-Term Incentive Plan; accordingly, no separate registration fee is payable with respect to the Non-Employee Director Equity Incentive Compensation Plan.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents that Monsanto Company (the "Company" or the "Registrant") has filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof (except for the portions of the Company's Current Reports furnished, as opposed to filed, on Form 8-K):

         (a) The Company's Annual Report on Form 10-K for the year ended August 31, 2004, filed November 3, 2004.

         (b)(1) The Company's Current Report on Form 8-K, filed November 4,
         2004.

         (b)(2) The Company's Current Report on Form 8-K, filed December 20,
         2004.

         (b)(3) The Company's Current Report on Form 8-K, filed January 5, 2004.

         (b)(4) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2004, filed January 10, 2005;

          (c) The description of the Company's Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A filed October 10, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") (except for the portions of the Company's Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the Common Stock registered pursuant to this Registration Statement to be issued pursuant to the Monsanto Company 2005 Long-Term Incentive Plan, including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan will be passed upon for the Company by Charles W. Burson, Executive Vice President, Secretary and General Counsel of the Company, who beneficially 30,000 shares of common stock and who is a participant in various employment benefit plans offered by the Company and owns or has options to purchase shares of Common Stock pursuant to such plans.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of the Registrant's Amended and Restated By-Laws requires indemnification of any person made a party to any proceeding by reason of the fact that the person is or was a director or officer of the Registrant, or serving at the request of the Registrant as a director, officer, or fiduciary of another enterprise, including employee benefit plans; and permits indemnification of any person made a party to any proceeding by reason of the fact that the person is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as an employee or agent of another enterprise, including employee benefit plans. The Amended and Restated By-Laws provide for certain conditions to such indemnification. Article IX of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its shareholders.

The Registrant maintains directors' and officers' liability insurance coverage.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

See Exhibit Index.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

            1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      *  *  *

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      *  *  *

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 21st day of January, 2005.

                                       MONSANTO COMPANY
                                       (Registrant)

                                       By:    /s/ Charles W. Burson
                                       -------------------------------------
                                       Name: Charles W. Burson
                                       Title:  Executive Vice President,
                                       Secretary and General Counsel

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                            Title                                     Date
                 ---------                                            -----                                     ----

                  *                             Chairman of the Board of Directors                         January 21, 2005
------------------------------------            President and Chief Exeuctive
              (Hugh Grant)                      Officer (Principal Executive Officer)


                  *                             Director                                                   January 21, 2005
------------------------------------
         (Frank V. AtLee III)

                  *                             Director                                                   January 21, 2005
------------------------------------
          (John W. Bachmann)

                  *                             Director                                                   January 21, 2005
------------------------------------
         (Gwendolyn S. King)

                  *                             Director                                                   January 21, 2005
------------------------------------
          (Sharon R. Long)

                  *                             Director                                                   January 21, 2005
------------------------------------
        (C. Steven McMillan)

                  *                             Director                                                   January 21, 2005
------------------------------------
         (William U. Parfet)

                  *                             Director                                                   January 21, 2005
------------------------------------
          (George H. Poste)

                  *                             Director                                                   January 21, 2005
------------------------------------
         (Robert J. Stevens)

                  *                             Executive Vice President and                               January 21, 2005
------------------------------------            Chief Financial Officer
          (Terrell K. Crews)                    (Principal Financial Officer)

                  *                             Vice President and Controller                              January 21, 2005
  ----------------------------------            (Principal Accounting Officer)
          (Richard B. Clark)





  * Charles W. Burson, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                                     /s/ Charles W. Burson
                                                     By:  Charles W. Burson
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.       Description
----------        -----------
4                 Form of Specimen Certificate of the Registrant's Common Stock
                  (incorporated herein by reference to Exhibit 4.1 to the
                  Registration Statement on Form S-1, as amended
                  (File No. 333-36956))

5 Opinion of Charles W. Burson relating to the legality of the Common Stock

10.1 Monsanto Company 2005 Long-Term Incentive Plan (incorporated by reference to the Company's Definitive Proxy Statement, Appendix C, filed December 9, 2004)

10.2 Non-Employee Director Equity Incentive Compensation Plan, as amended and restated effective December 3, 2003 (incorporated by reference to Exhibit 10.15 to the Company's Form 10-Q for the period ended November 30, 2003 (File No. 1-16167))

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Company Counsel (See Exhibit 5)

24                Power of Attorney
